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                                                            EXHIBIT 10.2

                                  AMENDMENT TO
                 AGREEMENT CONCERNING AGRICULTURAL RETAIL NOTES



Deere & Company ("Sales Company"), its successors and assigns; and John Deere Capital Corporation ("Capital Corporation") its successors and assigns;
agree as follows:

                                   SECTION 1.

Section 2.3 of the AGREEMENT CONCERNING AGRICULTURAL RETAIL NOTES dated 11 May 1993, is hereby deleted and replaced by the following.

2.3 PURCHASE PRICE AND ORIGINATION FEE. The purchase price of any Retail Note accepted by the Capital Corporation shall be the face amount of the Retail Note less both the finance charge and any separately stated insurance premiums. An additional payment, which is intended to compensate the Sales Company for origination of receivables, shall be paid to the Sales Company on a monthly basis. The amount of this payment shall be based on a mutually agreeable percentage of the aggregate purchase prices of the Retail Notes accepted during the preceding month (initially .328%), but that amount shall be reduced by any amount paid by the Capital Corporation to the Sales Company for staff support furnished and joint lines of credit available during the preceding month.

                                   SECTION 2.

The parties mean for this Amendment to be construed broadly to give effect to their intent.

                                   SECTION 3.

This Amendment shall be effective as of 1 November 1994.


Dated as of                    , 1994.
            --------------  ---

DEERE & COMPANY          JOHN DEERE CAPITAL CORPORATION


By:                           By:
   ------------------------      ------------------------

Title:                        Title:
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